UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Form 8-K

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2025

CHART INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11442	34-1712937
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employment Identification No.)

8665 New Trails Drive, Suite 100, The Woodlands, TX 77381
(Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (281) 364-8700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	GTLS	New York Stock Exchange
Depositary shares, each representing 1/20th interest in a share of 6.75% Series B Mandatory Convertible Preferred Stock, par value $0.01	GTLS.PRB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 22, 2025, Chart Industries, Inc. (“Chart”), in connection with that certain Agreement and Plan of Merger, dated as of July 28, 2025, by and among Chart, Baker Hughes Company and Tango Merger Sub, Inc. (the “Merger Agreement”, and the transactions contemplated thereby, the “Merger”), entered into (i) a letter agreement with Mr. Herbert Hotchkiss, the Vice President, General Counsel and Secretary of Chart (the “Hotchkiss Letter Agreement”), and (ii) a letter agreement with Mr. Gerry Vinci, the Chief Human Resources Officer of Chart (the “Vinci Letter Agreement” and, together with the Hotchkiss Letter Agreement, the “H&V Letter Agreements”).

The H&V Letter Agreements provide for the payment of one-time retention bonuses of $750,000 to each of Messrs. Hotchkiss and Vinci (the “H&V Retention Bonuses”), which are intended to induce Messrs. Hotchkiss and Vinci to remain employed until the nine (9)-month anniversary of the closing of the Merger (the “H&V Retention Date”), but for the purpose of mitigating the potential impacts of Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended, on Chart and such executive officers, the H&V Retention Bonuses will be paid to Messrs. Hotchkiss and Vinci on or prior to December 31, 2025. The H&V Retention Bonuses are subject to repayment (on a net after-tax basis) in the event that the applicable executive officer resigns from Chart without “Good Reason” or Chart terminates his employment for “Cause” (as such terms are defined in each executive officer’s employment agreement) prior to the earlier of (x) the H&V Retention Date and (y) in the event the Merger is not consummated, the date on which the Merger Agreement is terminated.

On December 29, 2025, also in connection with the Merger Agreement, Chart entered into a letter agreement with Mr. Joseph Belling, the Chief Technology Officer of Chart (the “JB Letter Agreement” and, together with the H&V Letter Agreements, the “Letter Agreements”). The JB Letter Agreement provides for the payment of a one-time retention bonus of $200,000 to Mr. Belling (the “JB Retention Bonus”), which is intended to induce Mr. Belling to remain employed until the twelve (12) month anniversary of the closing of the Merger (the “JB Retention Date”). The JB Retention Bonus shall vest on the JB Retention Date, subject to Mr. Belling’s continued employment through such date; provided, however, that, in the event that the Merger is consummated and his employment is thereafter terminated by Chart other than for “Cause” or Mr. Belling resigns for “Good Reason” (in each case, as defined in his employment agreement), in either case prior to the JB Retention Date, the JB Retention Bonus shall vest in full.

The description contained herein of the Letter Agreements is a summary only and is qualified in its entirety by reference to the full text of the Letter Agreements, copies of which are filed herewith as Exhibits 10.1, 10.2 and 10.3 and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

10.1	Letter Agreement, dated as of December 22, 2025, by and between Chart and Mr. Hotchkiss.

10.2	Letter Agreement, dated as of December 22, 2025, by and between Chart and Mr. Vinci.

10.3	Letter Agreement, dated as of December 29, 2025, by and between Chart and Mr. Belling.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHART INDUSTRIES, INC.

By:	/s/ Jillian Evanko
Name:	Jillian Evanko
Title:	President and Chief Executive Officer

Date: December 29, 2025